UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 6, 2016

REPRO MED SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Carpenter Road, Chester, New York	10918
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Set forth below are the voting results from the 2016 Annual Meeting of Shareholders held on September 6, 2016:

PROPOSAL 1:  ELECTION OF DIRECTORS

	NUMBER OF SHARES
NOMINEES	FOR	WITHHELD	BROKER NON-VOTE
Andrew I. Sealfon	19,642,343	771,400	8,884,171
Paul M. Baker	19,584,263	829,480	8,884,171
Mark L. Pastreich	19,676,493	737,250	8,884,171
Brad A. Sealfon	19,643,493	770,250	8,884,171
Arthur J. Radin	19,331,893	1,081,850	8,884,171
David W. Anderson	19,335,093	1,078,650	8,884,171
Joseph M. Manko, Jr.	19,707,593	706,150	8,884,171

PROPOSAL 2:  AMENDMENT TO CERTIFICATE OF INCORPORATION – INCREASE IN AUTHORIZED COMMON STOCK

	FOR	AGAINST	ABSTAIN
Number of Shares	26,019,955	1,404,200	1,873,759

PROPOSAL 3:  AMENDMENT TO CERTIFICATE OF INCORPORATION – TO ALLOW FOR ACTION BY SHAREHOLDERS WITHOUT A MEETING

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Number of Shares	20,233,058	159,085	21,600	8,884,171

PROPOSAL 4:  AMENDMENT TO CERTIFICATE OF INCORPORATION –  TO CLARIFY THE EXISTING LIMITATION OF LIABILITY OF DIRECTORS

	FOR	AGAINST	ABSTAIN
Number of Shares	28,356,636	530,520	410,758

PROPOSAL 5:  AMENDMENT TO CERTIFICATE OF INCORPORATION – TO PROVIDE FOR ADVANCEMENT OF EXPENSES AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

	FOR	AGAINST	ABSTAIN
Number of Shares	25,519,250	1,863,863	1,914,801

PROPOSAL 6:  APPROVAL OF 2015 STOCK OPTION PLAN

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Number of Shares	18,592,343	661,750	1,159,650	8,884,171

PROPOSAL 7:  ADVISORY VOTE - EXECUTIVE COMPENSATION

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Number of Shares	18,476,138	749,255	1,188,350	8,884,171

PROPOSAL 8:  ADVISORY VOTE – FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

	3 YEARS	2 YEARS	1 YEAR	ABSTAIN	BROKER NON-VOTE
Number of Shares	92,186	18,460,607	141,800	1,719,150	8,884,171

PROPOSAL 9:  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

	FOR	AGAINST	ABSTAIN
Number of Shares	29,093,487	179,521	24,906

PROPOSAL 10:  SHAREHOLDER PROPOSAL REQUIRING THE SALE OF THE COMPANY WITHIN 180 DAYS

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Number of Shares	2,314,412	18,056,281	43,050	8,884,171

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPRO MED SYSTEMS, INC. (Registrant)

Date: September 9, 2016	By:	/s/ Andrew I. Sealfon
Andrew I. Sealfon Chief Executive Officer